                                                                    EXHIBIT 23.4

                       [JOEL E. SAMMET & CO. LETTERHEAD]

                                        September 22, 2000

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 2000, with respect to the financial statements of MICROLAN SYSTEMS, INC. "DBA" MADISON TECHNOLOGY GROUP, MADISON CONSULTING RESOURCES, INC. and MADISON CONSULTING RESOURCES NJ, INC. included in the Registration Statement (Form SB-2) and related Prospectus of FutureLink Corp. Dated September 22, 2000.

                                        Very truly yours,

                                        JOEL E. SAMMET & CO.

                                        /s/ FRANKLIN M. JACOBSON
                                        ------------------------
                                            Franklin M. Jacobson

FMJ/rn